Exhibit 10.10

POWER OF ATTORNEY

I, Shan Zebing, a PRC citizen with Chinese Identification Card No.: ***************, own Beijing Xingengyuan Science and Technology Co., Ltd. (“Xingengyuan “) 13.05% of equity interests as of the date hereof. With respect to all equity interests now and in the future held by me in Xingengyuan (“My Equity Interests”), I hereby irrevocably authorize Wanleduo Network Technology (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights during the term of this Power of Attorney:

The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Equity Interests, including without limitation to: 1) attend shareholders’ meetings of Xingengyuan; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Xingengyuan ‘Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Equity Interests in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Xingengyuan.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, the WFOE and Xingengyuan on November 12, 2018, the Equity Pledge Agreement entered into by and among me, the WFOE and Xingengyuan November 12, 2018, and the Spouse’s Consent Letter dated November 12, 2018 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Equity Interests conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Equity Interests executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

This Power of Attorney shall be coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Xingengyuan.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Equity Interests which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

Power of Attorney (Execution Page)

Shan Zebing

Signature:
Date: November 12, 2018

Accepted by:

Wanleduo Network Technology (Beijing) Co., Ltd. (Seal)

Signature: /s/ Luo Jian

Name: Luo Jian

Title: Legal Reprehensive

Acknowledged by:

Beijing Xingengyuan Science and Technology Co., Ltd. (Seal)

Signature: /s/ Luo Jian

Name: Luo Jian

Title: Legal Reprehensive

Power of Attorney (Execution Page)